Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2021, included in the Proxy Statement of Millendo Therapeutics, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-255198) and Prospectus of Millendo Therapeutics, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
May 3, 2021